Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Financial Statements" in the Proxy Statements/Prospectus and in the Statement of Additional Information in Part B and to the incorporation by reference of our report dated December 2, 2005, with respect to the financial statements and financial highlights of the Tax-Exempt Bond Fund and Equity Income Fund of the Principal Investors Fund, Inc. incorporated by reference in this Registration Statement under the Securities Act of 1933 (Form N-14), filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Des Moines, Iowa
September 25, 2006